Exhibit 10.1

AMENDMENT NO. 6 TO CREDIT AGREEMENT

This Amendment No. 6 to Credit Agreement, dated as of August 5, 2005 (this “Amendment”), is entered into by and among Blue Ridge Paper Products Inc., a Delaware corporation (“Borrower”), as Borrower; Blue Ridge Holding Corp., a Delaware corporation (“Holdings”), as a Credit Party; BRPP, LLC, a North Carolina limited liability company (the “IP Subsidiary”), as a Credit Party; and General Electric Capital Corporation, as a Lender and as Agent for Lenders (in such capacity, “Agent”).

RECITALS

A.                                   Borrower, Holdings, the IP Subsidiary, Agent and Lender are parties to that certain Credit Agreement, dated as of December 17, 2003 (as amended by Amendment No. 1 thereto, dated as of February 17, 2004, Amendment No. 2 thereto, dated as of September 15, 2004, Consent and Amendment No. 3 thereto, dated as of October 8, 2004, Amendment No. 4 thereto, dated as of October 8, 2004, Amendment No. 5 thereto, dated as of December 21, 2004 and as from time to time hereafter further amended, restated, supplemented or otherwise modified and in effect, the “Credit Agreement”), pursuant to which Lender has made and will hereafter make loans and advances and other extensions of credit to Borrower.

B.                                     Borrower, Agent and Lender are desirous of amending the Credit Agreement as and to the extent set forth herein and subject to the terms and conditions set forth herein.

C.                                     This Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment.  Capitalized terms used herein without definition are so used as defined in the Credit Agreement and Annex A thereto.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Amendments to Credit Agreement.

1.1.                              Paragraph (c) of Annex C (Cash Management System) to the Credit Agreement is amended by amending and restating in its entirety the definition of “Activation Event” set forth in the parenthetical at the end of clause (iii) of such paragraph as follows:

“any time at which (1) a Default or Event of Default has occurred and is continuing or (2) Borrowing Availability at such time is less than $7,500,000 (any of the foregoing being referred to herein as an “Activation Event”).”

1.2.                              Section 1.5 (Interest and Applicable Margins) of the Credit Agreement is amended by amending and restating in its entirety the “Applicable Margins” grid set forth in paragraph (a) of such Section as follows:

	Applicable Margins
	Level I	Level II	Level III
Applicable Revolver Index Margin	1.00%	0.75%	0.50%
Applicable Revolver LIBOR Margin	2.75%	2.50%	2.25%

1.3.                              Section 1.6 (Eligible Accounts) of the Credit Agreement is hereby amended by amending and restating clause (i) thereof in its entirety as follows:

“(i) that is the obligation of an Account Debtor located in a foreign country other than Canada (excluding the provinces of Quebec, Newfoundland, Nunavut and the Northwest Territories) unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to Agent as to form, amount and issuer, except for Accounts of the following Account Debtors: (A) Adam Pack K.D. Adam Graphic Arts, (B) Italpack Cartons SRL, (C) Seda Italy SPA, (D) Seda UK LTD, (E) Fraenkische Hartpapierwaren; provided, however, that, (1) the applicable advance rate for the Eligible Accounts of such specified foreign Account Debtors shall be 50% and (2) the availability from the Eligible Accounts of such specified foreign Account Debtors shall not exceed $7,500,000 at any time;”

1.4.                              Section 6.7 (Liens) of the Credit Agreement is hereby amended by amending and restating clause (c) thereof in its entirety as follows:

“(c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $10,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets);”

1.5.                              Section 6.13 (Restricted Payments) of the Credit Agreement is hereby amended as follows:

(a)                                  by changing the minimum Borrowing Availability referred to in clause (d)(1) of                 Section 6.13 from $15,000,000 to $7,500,000;

(b)                                 by changing the maximum Borrowing Availability referred to in clause (d)(2) of                Section 6.13 from $15,000,000 to $7,500,000;

(c)                                  by changing the minimum Borrowing Availability referred to in clause (h)(1) of                 Section 6.13 from $15,000,000 to $7,500,000; and

(d)                                 by changing the maximum Borrowing Availability referred to in clause (h)(2) of                Section 6.13 from $15,000,000 to $7,500,000.

2.                                       Representations and Warranties.  Borrower represents and warrants to Agent and Lender that the execution, delivery and performance by Borrower of this Amendment (a) have been duly authorized by all necessary action on the part of Borrower, and (b) do not and will not conflict with, result in the breach or termination of, constitute a default under, or accelerate or permit the acceleration of any performance required by, any indenture (including, without limitation, the Senior Secured Notes Indenture), mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party.

3.                                       Conditions to Effectiveness.  The effectiveness of this Amendment is expressly conditioned upon the satisfaction of each of the following conditions precedent in a manner acceptable to Agent:

3.1.                              Agent’s receipt of counterparts of this Amendment, duly executed by Borrower, Holdings, the IP Subsidiary, Agent and Lender.

3.2.                              No Default or Event of Default shall have occurred and be continuing or would result from the effectiveness of this Amendment.

3.3.                              The representations and warranties contained in Section 2 of this Amendment shall be true, correct and complete.

3.4.                              Agent’s receipt of an amendment fee in the amount of $5,000.

4.                                       Reference to and Effect Upon the Credit Agreement and other Loan Documents.

4.1.                              The Credit Agreement, the Notes and each other Loan Document shall remain in full force and effect and each is hereby ratified and confirmed by Borrower, Holdings and the IP Subsidiary.  Without limiting the foregoing, the Liens granted pursuant to the Collateral Documents shall continue in full force and effect and the guaranties of Holdings and the IP Subsidiary shall continue in full force and effect.

4.2.                              Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

5.                                       Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.  A counterpart signature page delivered by fax transmission shall be as effective as delivery of an originally executed counterpart.

6.                                       Costs and Expenses.  As provided in Section 11.3 of the Credit Agreement, Borrower shall pay the fees, costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Amendment (including, without limitation, reasonable attorneys’ fees).

7.                                       GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

8.                                       Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BLUE RIDGE PAPER PRODUCTS INC., as Borrower

By:	/s/ John B. Wadsworth
Title:	Chief Financial Officer

BLUE RIDGE HOLDING CORP., as a Credit Party

By:	/s/ John B. Wadsworth
Title:	Chief Financial Officer

BRPP, LLC, as a Credit Party
By:	Blue Ridge Paper Products Inc., sole Member and Manager

By:	/s/ John B. Wadsworth
Title:	Chief Financial Officer

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent and Lender

By:	/s/ Pieter Smit
Title: Duly Authorized Signatory

AMENDMENT NO. 6 TO CREDIT AGREEMENT